UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 3, 2010 (January 29, 2010)
(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 687-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On January 29, 2010, Penn Virginia Oil & Gas, L.P. (“PVOG LP”), an indirect wholly owned subsidiary of Penn Virginia Corporation (the “Registrant”), completed the previously announced sale of all of PVOG LP’s Gulf Coast oil and gas assets to Hilcorp Energy I, L.P. (“Hilcorp”) for $38.0 million in cash (the “GC Transaction”).  The purchase price for the GC Transaction is subject to adjustment to reflect the effective date of the GC Transaction of October 1, 2009.  The oil and gas assets subject to the GC Transaction are located in south Louisiana and south Texas in Calcasieu, Cameron, Iberia, Plaquemines, St. Martin, St. Mary and Terrebonne Parishes, Louisiana and Calhoun, Edwards, Goliad, Hildago, Jefferson, Kleburg, Liberty, Live Oak, Matagorda, Nueces and Sutton Counties, Texas.

Simultaneously with the closing of the GC Transaction, Penn Virginia Oil & Gas Corporation (“PVOG Corp”), another indirect wholly owned subsidiary of the Registrant, completed its previously announced purchase of certain of Hilcorp’s oil and gas assets located in the Gwinville Field in Jefferson Davis County, Mississippi for $6.0 million in cash (the “MS Transaction” and together with the GC Transaction, the “Transactions”).

Copies of the Purchase and Sale Agreement related to the GC Transaction, as amended, and the Purchase and Sale Agreement related to the MS Transaction are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On February 1, 2010, the Registrant issued a press release announcing closing of the Transactions described in Item 2.01 of this Form 8-K.  The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01.  In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

Included herein as Exhibit 99.2 to this Current Report on Form 8-K is the following pro forma financial information:

•
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2009, which is based on the Registrant’s unaudited consolidated balance sheet as of September 30, 2009 and gives effect to the Transactions as if the Transactions had occurred on September 30, 2009;

•
Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2009, which has been derived from the Registrant’s unaudited consolidated statement of income for the nine months ended September 30, 2009 and gives effect to the Transactions as if the Transactions had occurred on January 1, 2008;

•
Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2008, which has been derived from the Registrant’s audited consolidated statement of income for the year ended December 31, 2008 and gives effect to the Transactions as if the Transactions had occurred on January 1, 2008; and

•	Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements.

(d)           Exhibits.

2.1
Purchase and Sale Agreement dated December 23, 2009 by and between Penn Virginia Oil & Gas, L.P. and Hilcorp Energy I, L.P., as amended by Amendment and Supplement to Purchase and Sale Agreement dated January 29, 2010.

2.2	Purchase and Sale Agreement dated December 23, 2009 by and between Hilcorp Energy I, L.P. and Penn Virginia Oil & Gas Corporation.
99.1	Penn Virginia Corporation press release dated February 1, 2010.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Penn Virginia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 2009

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1
Purchase and Sale Agreement dated December 23, 2009 by and between Penn Virginia Oil & Gas, L.P. and Hilcorp Energy I, L.P., as amended by Amendment and Supplement to Purchase and Sale Agreement dated January 29, 2010.

2.2	Purchase and Sale Agreement dated December 23, 2009 by and between Hilcorp Energy I, L.P. and Penn Virginia Oil & Gas Corporation.
99.1	Penn Virginia Corporation press release dated February 1, 2010.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Penn Virginia Corporation.